SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 20, 2009

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

As previously disclosed, the forbearance period under the Second Forbearance Agreement and Third Amendment to the Second Amended and Restated Credit and Guaranty Agreement and First Amendment to the Pledge and Security Agreement (the “Second Forbearance Agreement”) between Simmons Company’s subsidiaries, Simmons Bedding Company (“Simmons Bedding”), THL-SC Bedding Company and certain subsidiaries of Simmons Bedding party to its senior credit facility and its senior lenders (“Senior Lenders”) and Deutsche Bank AG, a senior lender and administrative agent for the senior lenders (the “Administrative Agent”), was extended until March 31, 2009.  As also previously disclosed, under the Forbearance Agreement to the Indenture, an ad hoc committee (the “Committee”) of holders of Simmons Bedding’s $200 million 7.785% senior subordinated notes (the "Notes") agreed to refrain from enforcing their respective rights and remedies under the Notes and the related indenture through March 31, 2009.

On March 23, 2009, Simmons Bedding issued a press release announcing that it had reached agreements with majorities of both its Senior Lenders and holders of the Notes as required to extend the forbearance periods through May 31, 2009.  Both agreements include an option to further extend their respective forbearance periods through July 31, 2009 under certain conditions.  Forms of (i) First Amendment to Second Forbearance Agreement and Fourth Amendment to the Second Amended and Restated Credit and Guaranty Agreement and Second Amendment to the Pledge and Security Agreement (the “Third Forbearance Agreement”) and (ii) First Amendment to Forbearance Agreement to the Indenture (“Notes Forbearance Agreement”), each of which was approved by the requisite majorities of Senior Lenders and holders of the Notes is filed herewith as Exhibits 99.1 and 99.2, which are incorporated herein by reference.  For a full explanation of the terms of the Third Forbearance Agreement and Notes Forbearance Agreement see such Exhibits.  Capitalized words used as defined terms herein and not otherwise defined shall have the meanings ascribed to them in the Third Forbearance Agreement and Notes Forbearance Agreement.

Simmons Bedding requested the extension of the forbearance periods in order to provide additional time to pursue an organized financial restructuring which will significantly reduce the leverage on its balance sheet.

The press release announcing the Company’s extensions of forbearance periods is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1           Form of First Amendment to Second Forbearance Agreement and Fourth Amendment to the Second Amended and Restated Credit and Guaranty Agreement and Second Amendment to the Pledge and Security Agreement

99.2           Form of First Amendment to Forbearance Agreement to the Indenture

99.3           Simmons Company Press Release dated March 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	March 23, 2009